UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2
ITEM 7.01 – REGULATION FD DISCLOSURE	3
ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS	3
SIGNATURES	4
EXHIBIT INDEX	5

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Jay Kalish from Board of Directors and Audit Committee; (d) Appointment of Peter L. Wehrly to Board of Directors and Audit Committee

Effective April 5, 2016, the Board of Directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”) appointed Mr. Peter L. Wehrly as a Class I director and a member of the Company’s audit committee (the “Audit Committee”), to serve, in accordance with the Company’s articles of association, until the annual meeting of shareholders to be held in 2018 and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Wehrly replaces Mr. Jay Kalish, an interim member of the Board and the Audit Committee appointed to serve while the Company searched for a director to serve as a permanent appointee to the Audit Committee, who resigned from the Board and the Audit Committee effective as of the same date.

In connection with his appointment, the Board has determined that Mr. Wehrly satisfies the independence requirements under the rules of the Securities and Exchange Commission (the “SEC”) and of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Board also has determined that Mr. Wehrly is independent and financially literate for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq’s listing standards.

Mr. Wehrly previously served in multiple senior roles at Covidien plc, including Group President of Developed Markets and Group President of Respiratory & Monitoring Solutions and Vascular Therapies from 2009 to 2015, during which Covidien was a public company listed on the New York Stock Exchange. Prior to joining Covidien, Mr. Wehrly served as President and Chief Executive Officer at Medingo Ltd., an Israel-based company, from 2008 to 2009.  From 2000 to 2008, he held senior executive-level roles at Medtronic Spinal and Biologics in Memphis, Tennessee, where he oversaw the global market expansion of Medtronic’s core spinal fusion therapies, minimal access technologies, motion-sparing devices and biologic technologies. Prior to that, Mr. Wehrly spent 17 years at DePuy, a division of Johnson & Johnson, and most recently served as DePuy’s Sports Medicine Division President from 1997 to 2000. Throughout his career at various companies, Mr. Wehrly headed regional strategies to gain regulatory approval and reimbursement for new technologies in Europe, Japan, Australia, New Zealand, the United States and Canada. In addition, since 2012 Mr. Wehrly has been a director of Non Linear Technologies Ltd.  Mr. Wehrly holds a Bachelor of Science in Management from Ball State University in Muncie, Indiana and has been a member of a number of community boards.

There are no arrangements or understandings between Mr. Wehrly and any other person pursuant to which he was appointed as director. Mr. Wehrly does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Wehrly has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for his services as director, Mr. Wehrly will be entitled to standard compensation available to independent, non-employee directors of the Company pursuant to the Company’s compensation policy currently in effect, including: (i) an annual retainer fee of NIS 83,480 (approximately $21,050 based on current exchange rates); (ii) fees of NIS 4,390 (approximately $1,130 based on current exchange rates) for each in-person Board or Audit Committee meeting attended, 60% of such amount (approximately $678 based on current exchange rates) for each Board or Audit Committee telephonic meeting attended, and 50% of such amount (approximately $565 based on current exchange rates) for each unanimous written consent signed where the Board or Audit Committee takes action in that form in lieu of holding a meeting, each as may be adjusted from time to time pursuant to changes in the Israeli Consumer Price Index; (iii) an upfront stock award of options to purchase 12,546 of the Company’s ordinary shares, NIS 0.01 par value per share (“Ordinary Shares”); and (iv) an annual stock award of options to purchase 4,176 Ordinary Shares. Additionally, in connection with his appointment, Mr. Wehrly will enter into the Company’s standard form of indemnification agreement and will receive coverage under the Company’s directors’ and officers’ liability insurance policy.

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Item 7.01	Regulation FD Disclosure.

On April 5, 2016, the Company issued a press release titled “ReWalk Robotics Appoints Peter L. Wehrly to its Board of Directors,” a copy of which is furnished as Exhibit 99.1 herewith and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release titled “ReWalk Robotics Appoints Peter L. Wehrly to its Board of Directors,” dated April 5, 2016.*

*	Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Kevin Hershberger
Name:	Kevin Hershberger
Title:	Chief Financial Officer

Dated: April 5, 2016

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “ReWalk Robotics Appoints Peter L. Wehrly to its Board of Directors,” dated April 5, 2016.*

*	Furnished herewith.

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